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                        [DELOITTE TOUCHE TOHMATSU LOGO]

EXHIBIT 23.3

                                    CONSENT

                                       OF

                            DELOITTE TOUCHE TOHMATSU

     We hereby consent to the incorporation by reference of our Independent Report In Respect of the Proposed Separation of Fisher & Paykel Industries Limited, dated August 23, 2001, delivered to the Board of Directors of Fisher & Paykel Industries Limited, included as Appendix B to the Registration Statement of Fisher & Paykel Industries Limited on Form F-1 (File No. 333-69322), in the Registration Statement on Form S-8 of Fisher & Paykel Industries Limited. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

DELOITTE TOUCHE TOHMATSU

/s/ Deloitte Touche Tohmatsu
----------------------------
Auckland, New Zealand
November 8, 2001